
SECRETARY OF STATE
THE GREAT SEAL OF THE STATE OF
ALL FOR OUR COUNTRY
NEVADA
STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **PACIFIC HOTHOUSES, INC.** did on **February 16, 1999** file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on **February 16, 1999.**


THE GREAT SEAL OF THE STATE OF
ALL FOR OUR COUNTRY
NEVADA

Secretary of State

By

Certification Clerk

FILED # C3538-99

FEB 16 1999

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

PACIFIC HOTHOUSES, INC.

FIRST: The name of this corporation is:

PACIFIC HOTHOUSES, INC.

SECOND: Its principal office in the State of Nevada is located at 502 East John Street, Carson City, Nevada, 89706. The name and address of its resident agent is CSC Services of Nevada, Inc., at the above address.

THIRD: The nature of the business or objects or purposes proposed may be organized under the General Corporation Law of the State of Nevada;

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

FOURTH: The total authorized capital stock of the corporation is Twenty Five Million (25,000,000) Shares Of Common Stock Having $0.001 Par Value, Amounting to $25,000.00.

FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced less than one unless there is less than one stockholder.

The name and post office address of the first board of directors, which shall be one (1) in number, is as follows:

NAME	POST OFFICE ADDRESS
Judith Miller	P.O. Box 18002 Tsawwassen Postal Out Delta, BC CN V4l 2M4

SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH: The name and post office address of the incorporator signing the articles of incorporation is as follows:

NAME	POST OFFICE ADDRESS
Carol A Gajewski	1013 Centre Road Wilmington, DE 19805

EIGHTH: The corporation is to have perpetual existence.

NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

TENTH: Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of February, A.D. 1999.

Carol A Gajewski

Carol A Gajewski, Incorporator

TATE OF DELAWARE)
SS
COUNTY OF NEW CASTLE)

On this 11th day of February, A.D., 1999, before me a Notary Public, personally appeared, Carol A Gajewski, who severally acknowledged that he/she executed the above instrument.

JANET B. WOZNICKI
NOTARY PUBLIC OF DELAWARE
APPOINTED AUG. 5, 1996
TERM 4 YEARS

Janet B Woznicki
Notary Public

CERTIFICATE OF ACCEPTANCE

OF

APPOINTMENT OF RESIDENT AGENT

I, Jennifer L. Oliver, Authorized Representative, on behalf of CSC Services of Nevada, Inc. hereby accepts appointment as Resident Agent of the above-named corporation.

Authorized Representative

February 11, 1999

CORRECTED
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION OF
PACIFIC HOTHOUSES, INC.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned persons, desiring to amend the Articles of Incorporation of Pacific Hothouses, Inc., under the laws of the State of Nevada, do hereby sign, verify, and deliver to the Office of the Secretary of State of the State of Nevada this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Corporation"):

Pursuant to the provisions of Section 78.320, the amendments contained herein were duly approved and adopted by a majority of shareholders and by the board of directors of the Company.

FIRST: The Articles of Incorporation of the Corporation were first filed and approved by the Office of the Secretary of State of the State of Nevada on February 16, 1999

SECOND: The following amendments changing the name of the Company from "Pacific Hothouses, Inc." to "Zenxus, Inc." and increasing the authorized common stock from 25,000,000 to 100,000,000 shares were adopted by 6,752,500 shares, or 52.9%, of the 12,770,628 issued and outstanding shares of common stock entitled to approve such amendments.

THIRD: Article I of the Articles of Incorporation of the Corporation is amended and stated in its entirety to read as follows:

> The name of this corporation is Zenxus, Inc.

FOURTH: Article IV of the Articles of Incorporation of the Corporation is amended and stated in its entirety to read as follows:

> The stock of the corporation shall consist of Common Stock in the amount of One Hundred Million (100,000,000) shares having par value of $0.001each and Preferred Stock in the amount of Ten Million (10,000,000) shares having a par value of $0.001 each. There shall be no cumulative voting by shareholders.
>
> Preferred Shares shall be in two classes; Class A Preferred Stock in the amount of Five Million shares, each share of which shall be convertible into ten (10)shares of Common Stock and Class B Preferred Stock in the amount of Five Million Shares, each share of which shall be convertible into twelve (12) shares of Common Stock. The Preferred A Shares shall be non-voting, non-participating and the Preferred B Shares shall be non-voting and participating shares of the Corporation. The further description of the Preferred Stock with any additional preferences, restrictions, limitations as to dividends, and other rights and qualifications thereof shall be set by the board of directors.

DATED this 12 day of June, 2001.

Judith Miller

President and Director

Secretary and Director

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION OF
ZENXUS INC.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned persons, desiring to amend the Articles of Incorporation of Zenxus, Inc., under the laws of the State of Nevada, do hereby sign, verify, and deliver to the Office of the Secretary of State of the State of Nevada this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Corporation"):

Pursuant to the provisions of Section 78.320, the amendments contained herein were duly approved and adopted by a majority of shareholders and by the board of directors of the Company.

FIRST: The Articles of Incorporation of the Corporation were first filed and approved by the Office of the Secretary of State of the State of Nevada on February 16, 1999

SECOND: The following amendment changing the name of the Company from "Zenxus, Inc." to "Stafford Ventures, Inc." was adopted by 7,363,628 shares, or 57.8%, of the 12,790,628 issued and outstanding shares of common stock entitled to approve such amendments.

THIRD: Article I of the Articles of Incorporation of the Corporation is amended and stated in its entirety to read as follows:

The name of this corporation is Stafford Ventures, Inc.

DATED this 27 day of September 2001.

Judith A. Miller
President and Director

Brian Hancock
Secretary

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION OF
STAFFORD VENTURES, INC.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned persons, desiring to amend the Articles of Incorporation of Stafford Ventures Inc., under the laws of the State of Nevada, do hereby sign, verify, and deliver to the Office of the Secretary of State of the State of Nevada this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Corporation"):

Pursuant to the provisions of Section 78.320, the amendments contained herein were duly approved and adopted by a majority of shareholders and by the board of directors of the Company.

FIRST: The Articles of Incorporation of the Corporation were first filed and approved by the Office of the Secretary of State of the State of Nevada on February 16, 1999

SECOND: The following amendments changing the name of the Company from "Stafford Ventures, Inc." to "Stafford Energy, Inc." were adopted by 7,723,628 shares, or 55%, of the 14,150,628 issued and outstanding shares of common stock entitled to approve such amendments.

THIRD: Article I of the Articles of Incorporation of the Corporation is amended and stated in its entirety to read as follows:

The name of this corporation is Stafford Energy, Inc.

DATED this 27th day of May, 2002.

President and Director

Secretary and Director

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # C3538-1999
Document Number: 20060285136-93

Date Filed: 5/3/2006 2:30:52 PM
In the office of

Dean Heller
Secretary of State

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
STAFFORD ENERGY, INC.

2. The articles have been amended as follows (provide article numbers, if available):

FIRST: The name of this corporation is:

NUCON-RF, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 55.2% (or 54,445,250 shares) by consent

4. Effective date of filing (optional): 5/30/06 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): ______________________
Richard Connors, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.